UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999-18th Street, Suite 1740, Denver, Colorado 80202
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (303) 629-1122

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2006, Rancher Energy Corp., a Nevada corporation (the “Company”) entered into a Product Sale & Purchase Contract with Anadarko Petroleum Corporation (“Anadarko”) for the supply of carbon dioxide (CO2) (meeting certain quality specifications identified in the agreement) by Anadarko to the Company for use by the Company in its enhanced oil recovery (EOR) projects. Rancher Energy intends to use the CO2 in the Big Muddy, Cole Creek South, and South Glenrock B fields that it has entered into contracts to acquire and that are located in Wyoming’s Powder River Basin.

The primary term of the agreement will begin upon the earlier to occur of January 1, 2008 or the date of first delivery of the CO2 (the “Primary Term”). The Primary Term will terminate upon the earlier to occur of (i) the day on which the Company has taken and paid for the Total Contract Quantity (as defined) or (ii) ten years from the commencement date of the Primary Term. Pursuant to the agreement, Anadarko is obligated to deliver a total quantity of 146 billion cubic feet (Bcf) of CO2 during the term of the agreement (the “Total Contract Quantity”).

According to the terms of the agreement, Anadarko is obligated to deliver at least 25 million cubic feet (MMcf) per day and up to 40 MMcf per day of EOR-quality CO2 to Rancher Energy or up to 14.6 Bcf per year. Anadarko has the right to satisfy its own needs for CO2 prior to delivering the same to the Company. Additionally, Anadarko may deliver CO2 to parties other than the Company. In the event the CO2 fails to meet certain quality specifications, the Company has the right to refuse to accept such CO2. The Company has agreed to pay Anadarko for the CO2 at a price that is indexed to the price of oil with the price for the initial quarter (or portion thereof) set at $1.50 per Mcf (1,000 cubic feet). The Company also agreed to convey to Anadarko an overriding royalty interest (ORRI) from oil that is produced by CO2 injection. The ORRI will increase over time but is capped at 5%. The Company has agreed to a “take-or-pay” provision.

The Company has the right to terminate the agreement at any time with notice to Anadarko subject to a termination payment to be determined pursuant to the terms of the agreement.

The foregoing is intended to be only a summary, does not purport to be a complete description of the Product Sale & Purchase Contract and is qualified in its entirety by reference to the Product Sale & Purchase Contract attached to this Current Report as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure

On December 19, 2006, the Company issued a press release to announce the events reported under Item 1.01 above. The text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 10.1	Product Sale & Purchase Agreement, dated as of December 15, 2006, by and between Rancher Energy Corp. and Anadarko Petroleum Corporation.

Exhibit 99.1	Press release dated December 19, 2006 of Rancher Energy Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ John Works
Name:	John Works
Title:	President, Principal Executive Officer and Principal Financial Officer

Dated: December 22, 2006

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Product Sale & Purchase Agreement, dated as of December 15, 2006, by and between Rancher Energy Corp. and Anadarko Petroleum Corporation.

Exhibit 99.1	Press release dated December 19, 2006 of Rancher Energy Corp.